UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2021

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2021 SunPower Corporation (the “Company”) announced that Thomas H. Werner, the Company’s Chief Executive Officer, will retire from his position, effective April 19, 2021, and Peter Faricy will succeed him as the Company’s Chief Executive Officer, effective on the same day. Mr. Werner will continue in his role of Chairman of the Board of Directors for period of time to aid in the transition.

Mr. Faricy, who is 54 years old, served as Chief Executive Officer, Global Direct-to-Consumer, of Discovery Inc. from September 2018 to August 2020, overseeing businesses including Discovery+, Food Network Kitchen, Magnolia, Eurosport Player, and GOLFTV. Prior to Discovery, Mr. Faricy spent 13 years with Amazon.com, Inc., most recently as Vice President leading the Amazon Marketplace from January 2009 to September 2018. From July 2006 to January 2009, he served as Amazon’s Vice President, Music and Movies. Prior to Amazon, Faricy held management roles at Borders Group, Ford Motor Company, and McKinsey & Co. He received his MBA with distinction from the University of Michigan and his BA in Business Administration from Michigan State University. Since October 2020, Mr. Faricy has served on the board of directors of Blue Apron Holdings, Inc., and since 2013 he has also served on the University of Michigan Ross School of Business Advisory Board.

There are no arrangements or understandings between Mr. Faricy and any other persons pursuant to which Mr. Faricy will be named to this position with the Company. Mr. Faricy does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Faricy has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Employment Agreement

On March 20, 2021, with the approval of the Board of Directors of the Company, the Company entered into an employment agreement with Mr. Faricy, pursuant to which Mr. Faricy will commence employment with us in his position of President and Chief Executive Officer on April 19, 2021 (the “Effective Date”). In such position, Mr. Faricy will report to our Board of Directors. Mr. Faricy’s employment is “at-will” and may be terminated at any time by either party.

The agreement provides that Mr. Faricy shall receive an initial base salary of $660,000, subject to review and increase annually, and shall be eligible to receive (i) an annual cash bonus under the Company’s Executive Performance Bonus Plan, with a target annual bonus opportunity of 150% of base salary, (ii) benefits pursuant to the Company’s employee benefit plans, (iii) vacation in accordance with the Company’s paid time off policy, and (iv) equity awards under the Company’s long-term incentive compensation arrangements subject to the approval of our Board of Directors or Compensation Committee. Mr. Faricy is also entitled to a lump sum cash relocation bonus of $800,000 to assist him in relocating to the San Francisco Bay Area, which bonus is earned in 12 equal installments upon the completion of each month of continuous employment by Mr. Faricy with us following the start date. If Mr. Faricy terminates employment with us other than for good reason (as defined in the employment agreement) or if we terminate his employment for cause (as defined in the employment agreement), he will be required to repay any unearned installment.

The Company has agreed to grant Mr. Faricy a sign-on grant of restricted stock units covering a number of shares of our common stock worth $5.3 million, determined based on the Company’s average closing trading price during March 2021. Subject to Mr. Faricy’s continued employment, these sign-on restricted stock units will vest annually over a 4-year period, with 50% also being subject to achievement of performance goals established by the Board of Directors.

In addition, the Company will grant Mr. Faricy one restricted stock unit for each share of Company common stock Mr. Faricy purchases within 12 months after his start date, up to an aggregate of $3 million (the “Matching RSUs”). Each Matching RSU will vest annually over two years from the last day of the calendar quarter in which Mr. Faricy purchased the related share of common stock as long as he remains employed with the Company and continues to hold such related share through the vesting date.

If Mr. Faricy’s employment is terminated by the Company without cause, or if Mr. Faricy resigns for good reason, and such termination or resignation is in connection with a change in control, Mr. Faricy will be entitled to: (i) a lump-sum payment equal to (a) two multiplied by (b) the sum of his base salary and target bonus for the then current fiscal year, (ii) continuation of his and his eligible dependents’ coverage under the Company’s health, dental, and vision plans at the Company’s expense for up to 18 months or, if earlier, the date Mr. Faricy becomes eligible for coverage in connection with new employment or self-employment (the “COBRA Benefits”), (iii) full vesting on the termination date of all of then-outstanding unvested restricted stock units and other equity awards that would otherwise vest solely based upon continued employment, and (iv) vesting on the termination date of all then-outstanding unvested restricted stock units and other equity awards that are subject to performance conditions, with the number vesting based on target performance. Mr. Faricy shall also be entitled to his accrued and unpaid base salary, unreimbursed business expenses, accrued but unpaid paid time off through the date of termination, and unpaid bonus for a completed fiscal year (the “Accrued Obligations”) and the pro rata portion of his target bonus through the date of termination (the “Pro Rata Bonus”).

If Mr. Faricy resigns for good reason, or the Company terminates his employment without cause, and such termination is not in connection with a change in control, he is entitled to: (i) a lump-sum payment equal to the sum of his base salary and target bonus for the then current fiscal year, (ii) the COBRA Benefits, (iii) 12 months acceleration of vesting on the termination date of all of his then-outstanding unvested restricted stock units and other equity awards that would otherwise vest solely based upon continued employment, (iv) pro rata vesting of all then-outstanding unvested restricted stock units and other equity awards subject to performance conditions based on actual performance, as of the termination date, (v) all stock options and stock appreciation rights remain exercisable for two years (or the remainder of the full scheduled term, if shorter), (vi) full vesting on the termination date of the Matching RSUs and the portion of the sign-on restricted stock units that were at all times only subject to service-based vesting, and (vii) accelerated vesting of the portion of the sign-on restricted stock units that were granted with performance vesting conditions (the “Sign-On PSUs”) based on actual performance, with service credit given for (a) 50% of the Sign-On PSUs for a termination within two years after the grant date and (b) 100% of the Sign-On PSUs for a termination following two years of service. Mr. Faricy will also be entitled to the Accrued Obligations and the Pro Rata Bonus.

In exchange for the severance and related benefits described in the preceding two paragraphs, Mr. Faricy has waived any right to participate in the Company’s 2019 Management Career Transition Plan or any successor program and must sign and not revoke a release of claims in favor of the Company.

The foregoing description is qualified in its entirety by the provisions set forth in the employment agreement attached hereto as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On March 25, 2021, the Company issued a press release, included as Exhibit 99.1 hereto, announcing Mr. Werner’s planned retirement and Mr. Faricy’s appointment.

The information furnished in Item 7.01 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 20, 2021, between SunPower Corporation and Peter Faricy

99.1	Press Release, dated March 25, 2021

104.1	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Mr. Faricy’s succession as the Company’s Chief Executive Officer and plans for our board of directors’ composition, including the chairmanship. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. A detailed discussion of risks and uncertainties that affect the Company’s business is included in filings the Company makes with Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this report are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 25, 2021	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel